Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Vision-Sciences, Inc.
Orangeburg, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 24, 2009, relating to the consolidated financial statements of  Vision-Sciences, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)
Valhalla, New York

November 3, 2010